OMB APPROVAL
OMB No. 3235-0059 Expires: May 31, 2009 Estimated average burden hours per response . . . 87.50

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

NORTH TRACK FUNDS, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

NORTH TRACK FUNDS, INC.- TELEPHONE SCRIPTS

OUTBOUND CALL SCRIPT

Greeting:
Hello, is Mr./Ms. _________ available please?
Hi Mr./Ms. ______________, my name is ______________ and I am calling from ADP on a recorded line on behalf of North Track Funds. Recently you were mailed proxy materials for the upcoming special meeting of Shareholders scheduled for April 30, 2007. Have you received this material?

If Received:
Your Board Members are asking you to consider the proposals that they have studied carefully and they recommend that you vote in favor of the proposal. For your convenience, may I take your vote over the phone?

If Unsure of How They Want to Vote:
Would you like me to review the proposals with you?

If Not Received:
Is this your current address? (Verify entire address, including street name, number, town, state & zip and make any necessary changes.) Do you have an email address this can be sent to? We ensure your email will be used only for the purposes of this proxy solicitation and in accordance with our privacy policies. (If yes: Type the email address in the notes and read it back phonetically to the shareholder)
(If no email) I can resend the materials to you.
Thank you. After you have received and reviewed the materials, please call us back at the toll free number provided in the statement so that we can answer any questions you may have and also record your vote.

If Shares were sold after (record date)
I understand Mr./Ms.__________, however you were a shareholder on the record date and therefore you are still entitled to vote your shares. Would you have any objections to voting along with the recommendations of your Board?

IF YES:
The process will only take a few moments.
Again, my name is ______________ from ADP on behalf of North Track Funds. Today’s date is ______________ and the time is ______________ E.T.

For the record, would you please state your full name and full mailing address?

Are you authorized to vote all shares?
(If yes, proceed with voting process)

(If no, identify with shareholder which accounts s/he is authorized to vote and proceed with voting process)

The Board of Directors has unanimously approved the proposals as set forth in the material you received and recommends a favorable vote for this proposal. Do you wish to support the Board’s recommendation for each of your accounts?

I have recorded your vote and a written confirmation will be mailed to you. If you wish to make any changes you may contact us by calling the toll free number on the confirmation. Also, please be aware that your vote cannot be changed with us by phone after 9:00 PM April 27, 2007. Thank you very much for your participation and have a great day/evening.

If Not Interested:
I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE

Hello, this message is for _______ my name is my name is ____________________ and I am a proxy representative for ADP on behalf of North Track Funds, with which you are a shareholder. You should have received material in the mail recently concerning the Special meeting of Shareholders to be held on April 30, 2007.

Your vote is very important. You can provide your vote quickly and easily by touchtone phone, Internet or by mail. Your proxy card has all of the details or you may call us toll free at 877-333-2305 to answer any questions you may have and also to cast your vote directly over the phone.
Thank you in advance for your time and have a great day/evening.

INBOUND - CLOSED RECORDING

Thank you for calling North Track Funds Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours - which are, Monday through Friday, 9:30AM - 9:00PM and Saturday 10:00AM - 6:00PM ET. Thank you and have a nice day.

INBOUND - CALL IN QUEUE MESSAGE

Thank you for calling North Track Funds Proxy Services Center. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received